UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 11, 2023
___________________________________________
SILA REALTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
___________________________________________

Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1001 Water St.
Suite 800
Tampa, Florida 33602
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01    Other Events.
Determination of the Estimated Per Share Net Asset Value
On May 11, 2023, the board of directors (the "Board") of Sila Realty Trust, Inc. (the "Company"), at the recommendation of the Audit Committee of the Board (the “Committee”), composed solely of independent directors, unanimously approved and established a new estimated per share net asset value ("NAV") of $8.13 of each of the Company’s Class A common stock, Class I common stock and Class T common stock (collectively, the “Estimated Per Share NAV”). The Estimated Per Share NAV is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, divided by the approximate number of shares outstanding on a diluted basis, calculated as of March 31, 2023 (the “Valuation Date”). The Company is providing the Estimated Per Share NAV to assist broker-dealers that participated in the Company's offering in connection with their obligations under the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2231 with respect to customer account statements. This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (the “IPA”) in April 2013 (the “IPA Valuation Guidelines”), in addition to guidance from the U.S. Securities and Exchange Commission. The Company believes that there were no material changes between the Valuation Date and the date of this filing that would impact the Estimated Per Share NAV. The Company intends to publish an updated Estimated Per Share NAV on an annual basis, unless there are material changes to the Company's business, tenants or operating partners that require the Company to reevaluate the Estimated Per Share NAV sooner.
The Committee, pursuant to authority delegated by the Board, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Company’s Estimated Per Share NAV, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals.
The Estimated Per Share NAV was determined after consultation with Cushman & Wakefield of Pennsylvania, LLC ("Cushman & Wakefield"), an independent third-party valuation firm. The engagement of Cushman & Wakefield was approved by the Committee. Cushman & Wakefield prepared an appraisal report (the “Appraisal Report”) summarizing key information and assumptions and providing an appraised value of 131 real estate properties and two undeveloped land parcels (the “Cushman & Wakefield Appraised Properties”) in the Company’s portfolio as of March 31, 2023. Cushman & Wakefield also prepared a net asset value report (the “NAV Report”, and, together with the Appraisal Report, the “Reports”), which estimates the NAV of each of the Company’s Class A common stock, Class I common stock and Class T common stock as of March 31, 2023. The NAV Report relied upon the Appraisal Report for the Cushman & Wakefield Appraised Properties and Cushman & Wakefield's estimate of the Company's other assets and other liabilities, to calculate the Estimated Per Share NAV. The valuation was prepared in conformity with the standard industry practice consistent with the "appraised value methodology" as defined in FINRA Regulatory Notice 15-02 as well as the IPA Valuation Guideline.
Upon the Committee’s receipt and review of the Reports, the Committee recommended $8.13 as the Estimated Per Share NAV to the Board for the Board's approval. Upon the Board’s receipt and review of the Reports and recommendation of the Committee, on May 11, 2023, the Board approved $8.13 as the Estimated Per Share NAV as of the Valuation Date.

The table below sets forth the calculation of the Company’s Estimated Per Share NAV as of the Valuation Date, as well as the comparable calculation as of June 30, 2022.

Estimated Per Share NAV
(In Thousands, Except Share and Per Share Data)

	As of March 31, 2023		As of June 30, 2022
	Value	Per Share	Value	Per Share
Assets
Total Real Estate at Fair Value	$2,383,500	$10.43	$2,324,841	$10.26
Cash and Cash Equivalents	22,230	0.10	23,077	0.10
Other Assets	31,832	0.14	19,310	0.09
Goodwill	21,366	0.09	23,006	0.10
Total Assets	2,458,928	10.76	2,390,234	10.55

Liabilities & Stockholders' Equity
Liabilities:
Credit Facility	575,000	2.52	505,000	2.23
Accounts Payable and Other Liabilities	25,117	0.11	23,386	0.10
Total Liabilities	600,117	2.63	528,386	2.33

Stockholders' Equity at Fair Value	$1,858,811	$8.13	$1,861,848	$8.22

Diluted Shares Outstanding		228,537,660		226,528,864

Methodology and Key Assumptions
The Company’s goal in calculating the Estimated Per Share NAV is to arrive at a value that is reasonable and supportable using methodologies and assumptions that it deems to be appropriate.
FINRA’s current rules provide no guidance on the methodology a company must use to determine its Estimated Per Share NAV. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV, and these differences could be significant.
Independent Valuation Firm
Cushman & Wakefield was selected by the Committee to appraise and provide a value on the Cushman & Wakefield Appraised Properties. Cushman & Wakefield is engaged in the business of appraising commercial real estate properties and is not affiliated with the Company. The compensation the Company paid to Cushman & Wakefield related to the valuation is based on the scope of work and not on the appraised values of the Company’s real estate properties. The appraisals were performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, the real estate appraisal industry standards created by The Appraisal Foundation. The Appraisal Report was reviewed, approved and signed by an individual with the professional designation of Member of the Appraisal Institute licensed in the state where each real property is located. In preparing its Reports, Cushman & Wakefield did not, and was not requested to, solicit third-party indications of interest for the Company’s common stock in connection with possible purchases thereof or the acquisition of all or any part of the Company.
Cushman & Wakefield collected reasonably available material information that it deemed relevant in appraising the Company’s real estate properties. Cushman & Wakefield relied, in part, on property-level information provided by the Company, including, but not limited to: historical financial statements of the Company, property historical and projected operating revenues and expenses, property leasing activity, lease agreements and/or lease abstracts and information regarding recent or planned capital expenditures, etc.
In conducting its analyses, Cushman & Wakefield took into account customary and accepted financial and commercial procedures and considerations as they deemed relevant. Although Cushman & Wakefield reviewed information supplied or otherwise made available by the Company for reasonableness, it assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to them by any other party and did not independently verify any such information. Cushman & Wakefield has assumed that any operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Cushman & Wakefield were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company’s management and the Board. Cushman & Wakefield relied on the Company to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.
In performing its analyses, Cushman & Wakefield made numerous other assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, and other matters, many of which are beyond its control and the Company’s control. Cushman & Wakefield also made assumptions with respect to certain factual matters. For example, unless specifically informed to the contrary, Cushman & Wakefield assumed that the Company has clear and marketable title to each real estate property appraised, that no title defects exist, that any improvements were made in accordance with the law, that no hazardous materials are present or were present previously, that no significant deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, Cushman & Wakefield’s analyses, opinions and conclusions were necessarily based upon market, economic, financial and other circumstances and conditions existing as of or prior to the date of the Appraisal Report, and any material change in such circumstances and conditions may affect Cushman & Wakefield’s analyses and conclusions. The Appraisal Report contains other assumptions, qualifications and limitations that qualify the analyses, opinions and conclusions set forth therein. Furthermore, the prices at which the Company’s real estate properties may actually be sold could differ from Cushman & Wakefield’s analyses.
The Company has agreed to indemnify Cushman & Wakefield against certain liabilities arising out of this engagement. In the two years prior to the date of this filing, Cushman & Wakefield was engaged by the Company to prepare an appraisal report and net asset value report in connection with the June 30, 2022 and May 31, 2021 net asset value calculations. Cushman & Wakefield may from time to time in the future perform other services for the Company, so long as such other services do not adversely affect the independence of Cushman & Wakefield as certified in the applicable Appraisal Report.
Although Cushman & Wakefield considered comments received from the Company relating to its Reports, the final appraised values of the Company’s real estate properties were determined by Cushman & Wakefield. The Reports are addressed solely to the Committee to assist it in calculating and recommending to the Board an Estimated Per Share NAV of the Company’s common stock. The Reports are not addressed to the public, may not be relied upon by any other person to establish an Estimated Per Share NAV of the Company’s common stock, and do not constitute a recommendation to any person to purchase or sell any shares of the Company’s common stock.
The foregoing is a summary of the standard assumptions, qualifications and limitations that generally apply to the Reports. The Reports, including the analyses, opinions and conclusions are qualified by the assumptions, qualifications and limitations set forth in the respective reports.
Real Estate Valuation
As described above, the Company engaged Cushman & Wakefield to provide an appraisal of the Cushman & Wakefield Appraised Properties consisting of 131 real estate properties and two undeveloped land parcels in the Company’s portfolio as of the Valuation Date. In preparing the Appraisal Report, Cushman & Wakefield, among other things:
•analyzed rental data and considered the input of brokers, property developers, public officials, etc.;
•reviewed and relied upon Company-provided data regarding the size, year built, construction quality and construction type of the properties in order to understand the characteristics of the existing improvements and underlying land;
•reviewed and relied upon Company-provided data regarding leases, real estate taxes and operating expense data for the Cushman & Wakefield Appraised Properties;
•reviewed and relied upon the Company-provided financial information as of March 31, 2023;
•researched the market by means of publications, public and private databases and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on the properties; and
•performed other analyses and studies and considered other factors as Cushman & Wakefield deemed appropriate.
Cushman & Wakefield primarily utilized the income approach to estimate the value of the Cushman & Wakefield Appraised Properties. The income approach determines the estimated stabilized annual income-producing capacity of a property by using contractual rents on existing leases and by estimating market rent from rental activity at competing properties for the vacant spaces. Deductions are then made for vacancy and collection loss and estimated operating expenses. The resulting net operating income is divided by an overall capitalization rate to derive an opinion of value. This method is referred to as Direct

Capitalization. The following summarizes the key assumptions that were used in the Direct Capitalization method to arrive at the appraised value of the Cushman & Wakefield Appraised Properties:

	Range		Portfolio Weighted Average
Overall Capitalization Rate	5.00%	8.50%	7.01%
The Appraisal Report summarizes key inputs and assumptions and provides a value for each of the Cushman & Wakefield Appraised Properties using financial information provided by the Company. From such review, Cushman & Wakefield selected the appropriate rate in its direct capitalization analysis.
While the Company believes that Cushman & Wakefield’s assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the calculation of the appraised value of the Cushman & Wakefield Appraised Properties and thus, the Estimated Per Share NAV. Assuming the value conclusion for each Cushman & Wakefield Appraised Property is based on the method being sensitized and all other factors remain unchanged, an increase of 25 basis points to the overall capitalization rate for the properties valued via the Direct Capitalization method would decrease the value of the Cushman & Wakefield Appraised Properties to approximately $2,303.0 million. Similarly, a decrease of 25 basis points to the overall capitalization rate for the properties valued via the Direct Capitalization method would increase the value of the Cushman & Wakefield Appraised Properties to approximately $2,470.1 million.
Cash and Cash Equivalents, Goodwill, Other Assets, Accounts Payable and Other Liabilities, and Credit Facility
The fair value of the Company’s cash and cash equivalents, goodwill, other assets, accounts payable and other liabilities, and credit facility were provided by the Company and reviewed by Cushman & Wakefield to approximate carrying value as of the Valuation Date.
The carrying value of a majority of the Company’s other assets and accounts payable and other liabilities are considered to approximate their fair value due to their short-term maturities or liquid nature. Certain balances, such as straight-line rent receivables, lease intangible assets and liabilities, deferred financing costs, unamortized lease commissions, right-of-use assets and operating lease liabilities, have been eliminated for the purpose of the valuation due to the fact that the values of those balances were already considered in the valuation of the respective real estate investments.
The Board’s Determination of the Estimated Per Share NAV
Based upon a review of the Reports provided by Cushman & Wakefield, upon the recommendation of the Committee, the Board estimated the per share NAV for each of the Class A common stock, Class I common stock and Class T common stock to be $8.13.
Limitations of the Estimated Per Share NAV
The various factors considered by the Board in determining the Estimated Per Share NAV were based on a number of assumptions and estimates that may not be accurate or complete. As disclosed above, the Company is providing the Estimated Per Share NAV to assist broker-dealers that participated in the Company’s public offerings in meeting their customer account statement reporting obligations. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Company’s portfolio and the management of those assets and in response to the real estate and finance markets. The Estimated Per Share NAV is not audited and is not intended to be the fair value of the Company's assets and liabilities, if they were subjected to the fair value guidance in accordance with U.S. generally accepted accounting principles.
Accordingly, with respect to the Estimated Per Share NAV, the Company can give no assurance that:
•a stockholder would be able to resell his or her Class A shares of common stock, Class I shares of common stock or Class T shares of common stock at the Estimated Per Share NAV;
•a stockholder would ultimately realize distributions per share equal to the Company’s Estimated Per Share NAV upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;
•the Company’s shares of Class A common stock, Class I common stock and Class T common stock would trade at the Estimated Per Share NAV on a national securities exchange;

•a different independent third-party appraiser or other third-party valuation firm would agree with the Company’s Estimated Per Share NAV; or
•the Estimated Per Share NAV, or the methodology used to estimate the Company’s Estimated Per Share NAV, will be found by any regulatory authority to comply with ERISA, the Internal Revenue Code of 1986, as amended, or other regulatory requirements.
Similarly, the amount a stockholder may receive upon repurchase of his or her shares, if he or she participates in the Company’s share repurchase program, may be greater than or less than the amount a stockholder paid for the shares, regardless of any increase in the underlying value of any assets owned by the Company.
The Estimated Per Share NAV is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by the approximate number of shares outstanding on a diluted basis, calculated as of March 31, 2023. The Estimated Per Share NAV was based upon 228,537,660 shares of equity interest outstanding as of March 31, 2023, which was comprised of (i) 226,680,140 outstanding shares of the Company’s common stock, plus (ii) 1,132,641 shares of unvested restricted Class A common stock issued to the Company’s independent directors, executive officers and employees, which vest ratably over time, plus (iii) 724,879 shares of performance-based deferred stock unit awards of common stock issued to the Company's executive officers, which vest based on Company performance over a period of time.
The Board intends for the Company to, through a third-party valuation firm, perform a valuation of the Company’s assets and liabilities on an annual basis in order to determine an updated estimated per share NAV of each of the Company’s Class A common stock, Class I common stock and Class T common stock, in accordance with IPA Valuation Guideline, unless there are material changes to the Company's business, tenants or operating partners that require the Company to reevaluate the Estimated Per Share NAV sooner.
Revised Purchase Prices under the Distribution Reinvestment Plan
On May 11, 2023, the Board approved the per share price of $8.13 for the purchase of Class A common stock, Class I common stock and Class T common stock pursuant to the Company's distribution reinvestment plan (the "DRIP"). Therefore, commencing with the issuance of shares to stockholders enrolled in the DRIP that commence on June 1, 2023, distributions for each class of shares will be reinvested at $8.13 per share.
Any Estimated Per Share NAV approved by the Board in the future may be higher or lower than the most recently disclosed Estimated Per Share NAV of $8.13 for each of the Company's Class A shares of common stock, Class I shares of common stock and Class T shares of common stock, which may cause the purchase prices under the DRIP to increase or decrease accordingly. The prices under the DRIP are not a representation, warranty or guarantee that: (i) a stockholder would be able to realize such per share amounts if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to such per share amounts upon the liquidation or sale of the Company; (iii) shares of the Company's common stock would trade at such per share amounts on a national securities exchange; or (iv) a third party would offer such per share amounts in an arm’s-length transaction to purchase all or substantially all of the Company's shares of common stock.
Revised Purchase Prices under the Share Repurchase Program
As a result of the Board’s determination of the Estimated Per Share NAV of $8.13 as of the Valuation Date, the Estimated Per Share NAV shall serve as the purchase price of the shares of Class A common stock, Class I common stock and Class T common stock for purposes of the Company's share repurchase program, effective on the third quarter repurchase date of 2023, which is expected to be on or about July 31, 2023 (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like).
Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K, other than historical facts may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements include, but are not limited to: the prices and timing of distributions under the Company's distribution reinvestment plan; the fluctuation of the value of the Company's shares over time; expected timing under the Share Repurchase Program and any updates to (and future valuations of the Company’s assets and liabilities to determine) the Estimated Per Share NAV of the Company’s common stock. Cushman & Wakefield relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Cushman & Wakefield’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. Also, these statements are based on management’s current expectations and beliefs, as well as various risks and uncertainties, regarding operational strategies, anticipated events and trends, the economy, the financial condition of the Company’s tenants, the Company’s ability to continue to collect rent at current levels, the Company’s ability to continue to cover its daily distributions, the availability of suitable investment opportunities, changes in interest rates, the availability and terms of financing, general market conditions, legislative and regulatory changes that could adversely impact the business of the Company, as well as other future conditions and are subject to a number of trends and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended 2022, a copy of which is available at www.sec.gov. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether, as a result of new information, future events, or otherwise, except as required by law. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s Estimated Per Share NAV.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

99.1	Consent of Cushman & Wakefield of Pennsylvania, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILA REALTY TRUST, INC.

Dated: May 15, 2023	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer